Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Bad Toys Holdings, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger A. Warren
Roger A. Warren, Treasurer
and Chief Financial Officer
November 22, 2004